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                                                                     EXHIBIT 11



                  DIAMOND TECHNOLOGY PARTNERS INCORPORATED

             STATEMENT REGARDING COMPUTATION OF EARNINGS (LOSS)
                          PER SHARE OF COMMON STOCK
                   (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


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

                                                   FOR THE QUARTER    FOR THE NINE MONTHS
                                                  ENDED DECEMBER 31,   ENDED DECEMBER 31,
                                                  ------------------  ------------------
                                                     1997     1996      1997      1996
                                                   --------  -------  --------  ---------
Net income (loss)                                  $  1,724  $   719  $  4,024  $    (380)
                                                   ========  =======  ========  =========
Weighted average common shares outstanding           11,801    9,433    11,659      9,063
Additional shares pursuant to SAB83 computation          --       72        --        328
                                                   --------  -------  --------  ---------
Shares used in computing basic earnings (loss)
per share of common stock                            11,801    9,505    11,659      9,391
                                                   ========  =======  ========  =========
Basic earnings (loss) per share of common stock    $   0.15  $  0.08  $   0.35  $   (0.04)
Shares used in computing basic earnings (loss)
per share of common stock                            11,801    9,505    11,659      9,391
Dilutive effect of common equivalent shares of
stock options and warrants                            2,454      623     2,393         --
Additional options and warrants pursuant to
SAB83 computation                                        --      934        --      1,048
                                                   --------  -------  --------  ---------
Shares used in computing diluted earnings (loss)
per share of common stock                            14,255   11,062    14,052     10,439
                                                   ========  =======  ========  =========
Diluted Earnings (loss) per share of common stock  $   0.12  $  0.07  $   0.29  $   (0.04)

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